UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2017

THE KEYW HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34891 (Commission File Number)	27-1594952 (IRS Employer Identification No.)

7740 Milestone Parkway, Suite 400
Hanover, Maryland 21076
(Address of principal executive offices) (Zip Code)

(443) 733-1600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2017, The KeyW Holding Corporation (“KeyW”) as a guarantor, entered into an amendment (the “Amendment”) by and among itself, The KeyW Corporation, as the borrower (the “Borrower”), the lender parties (the “Lenders”) identified in the Credit Agreement, dated as of April 4, 2017 (as amended, the “Credit Agreement”) and Royal Bank of Canada, as Administrative Agent (the “Administrative Agent”).

The Amendment amends the Credit Agreement to provide that the references to one hundred eighty (180) days in clauses a(ii) and b(ii) of the definition of Maturity Date in Section 1.01 of the Credit Agreement shall be replaced with a reference to ninety-one (91) days, subject to certain conditions as set forth in the Amendment.

A copy of the Amendment is attached to this current report on Form 8-K as Exhibit 10.1, and is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the Amendment and the transactions contemplated thereby is not intended to be complete, and it is qualified in its entirety by the complete text of the Credit Agreement, as amended by the Amendment.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1
Amendment No. 1, dated as of December 21, 2017, to Credit Agreement, dated as of April 4, 2017, among The KeyW Corporation, as the Borrower, The KeyW Holding Corporation, the several lender parties thereto, and Royal Bank of Canada, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KEYW HOLDING CORPORATION
(Registrant)

/s/ Michael J. Alber
DATE: December 27, 2017	Michael J. Alber
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1
Amendment No. 1, dated as of December 21, 2017, to Credit Agreement, dated as of April 4, 2017, among The KeyW Corporation, as the Borrower, The KeyW Holding Corporation, the several lender parties thereto, and Royal Bank of Canada, as Administrative Agent.